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[DESCRIPTION] EXHIBIT 11


                         EXHIBIT 11 TO FORM 10-Q

                  BF ENTERPRISES, INC. AND SUBSIDIARIES

              COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                (in thousands, except per share amounts)

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                                             Three Months Ended        Nine Months Ended
                                                September 30,             September 30,
                                             ------------------        -----------------

                                             1995         1994          1995        1994
                                             ----         ----          ----        ----

Net Income                                $   80        $  339        $  432     $ 1,508
                                          ------        ------        ------     -------
                                          ------        ------        ------     -------

Weighted average number of
  shares outstanding:

Common stock                               3,791         3,775         3,795       3,788

Common stock equivalents -
  stock options                              251           159           244         160
                                          ------        ------        ------      ------
                                           4,042         3,934         4,039       3,948
                                          ------        ------        ------      ------
                                          ------        ------        ------      ------

Net income per share -
 based on weighted average number
 of shares of common stock
 and common stock equivalents            $  .02        $  .09        $  .11       $  .38
                                         ------        ------        ------       ------
                                         ------        ------        ------       ------


(A) A computation of fully diluted per share amounts has been omitted since there was no dilution during the periods reported.

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